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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 24, 2000
                ------------------------------------------------
                Date of Report (Date of earliest event reported)




                             SMARTSOURCES.COM, INC.
                 (formerly Innovest Capital Sources Corporation,
            Telco Communications, Inc. and Cody Capital Corporation)
               (Exact Name of Registrant as Specified in Charter)


          COLORADO                     33-1933 3-D              84-1073083
-----------------------------        ----------------      ------------------
(State or Other Jurisdiction           (Commission           (IRS Employer
      of Incorporation)                File Number)        Identification No.)




                          2030 MARINE DRIVE, SUITE 100
                NORTH VANCOUVER, BRITISH COLUMBIA V7P 1V7, CANADA
          (Address of Principal Executive Offices, Including Zip Code)




                                 (604) 986-0889
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)



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                             SMARTSOURCES.COM, INC.

                                    FORM 8-K

ITEM 5. OTHER EVENTS.

         On February 24, 2000, we entered into a Securities Purchase Agreement with an institutional investor, pursuant to which we issued warrants to purchase 330,000 shares of Common Stock exercisable at any time until February 24, 2005 at an exercise price of $11.10 per share and convertible debentures in the aggregate principal amount of $5 million. In addition, at the time of each conversion, the holder of the debentures has an investment option to purchase, at the fixed conversion price described below, one additional share of Common Stock for each share issuable upon conversion.

         The debentures bear interest at a rate of 7% per annum commencing on February 24, 2000 and mature on February 24, 2005. The principal amount of the debentures (plus all accrued interest and additional amounts owed) is convertible, in whole or in part, at the option of the holders, into shares of Common Stock at a conversion price based on the trading price of Common Stock over a fixed period prior to conversion of the debentures, up to a fixed conversion price of $9.7125. The conversion price is subject to adjustment upon the occurrence of certain events, including without limitation, if the Common Stock is not listed on the American Stock Exchange or the Nasdaq SmallCap Market by October 24, 2000 or on the Nasdaq National Market by February 24, 2001 or if we default on certain provisions of the Registration Rights Agreement executed in connection with the investment.

         After August 24, 2000, if the conversion price is lower than the fixed conversion price and certain other requirements are met, we may elect to pay cash in lieu of Common Stock upon conversion of the debentures. In addition, if specified defaults occur, the debentures are redeemable for cash, either automatically or upon election of the holders of 50% of the outstanding debentures, at 120% of the purchase price, plus interest and default payments, which may be substantial. In the event that NASD rules apply and we do not obtain the approval of our shareholders to issue shares in an amount in excess of 20% of the outstanding shares of Common Stock, any debentures convertible for shares in excess of this limit would also be redeemable for cash. Any redemption for cash in lieu of shares could significantly impair our working capital.

         Our press release of February 25, 2000, announcing the issuance and sale of the debentures and warrants, as well as the Securities Purchase Agreement, Registration Rights Agreement, the Convertible Debenture and Stock Purchase Warrants, are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction, as well as the press release, is qualified in its entirety by reference to these documents filed as exhibits hereto.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

         The exhibits filed as a part of this report are listed on the Index to Exhibits on page 4 of this report, which Index is incorporated in this Item 7 by reference.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 8, 2000                      SMARTSOURCES.COM


                                         By: /s/ Darryl Cardey
                                             -----------------------------------
                                             Darryl Cardey
                                             Chief Financial Officer



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                                INDEX TO EXHIBITS


         The following exhibits to this report are incorporated herein by reference:


10.01 Securities Purchase Agreement by and among SmartSources.com, Inc. and RGC International Investors, LDC, Rose Glen Capital Management, L.P. and RGC General Partner Corp., dated as of February 24, 2000;

10.02 Convertible Debenture issued to RGC International Investors, LDC or its registered assigns by SmartSources.com, Inc., dated as of February 24, 2000;

10.03 Stock Purchase Warrant issued to RGC International Investors, LDC or its registered assigns by SmartSources.com, Inc., dated as of February 24, 2000; and

10.04 Registration Rights Agreement by and among SmartSources.com, Inc. and RGC International Investors, LDC, Rose Glen Capital Management, L.P. and RGC General Partner Corp., dated as of February 24, 2000.

99.01     Press Release issued by SmartSources.com, Inc. on February 25, 2000.



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